EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.'s 333-61476 and 333-97209 of Greatbatch Inc., formerly named Wilson Greatbatch Technologies, Inc., (the "Company") on Form S-8, and the Post-Effective Amendment No. 1 on Registration Statement No. 333-107667 of the Company on Form S-3 of our report relating to the consolidated financial statements and financial statement schedule of Greatbatch Inc., dated March 15, 2005, December 16, 2005 as to the effects of the restatement discussed in Note 2 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 2), and of our report relating to management's report on the effectiveness of internal control over financial reporting dated March 15, 2005, December 16, 2005 as to the effect of the material weakness described in Management's Report on Internal Control over Financial Reporting (as revised) (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting), appearing in the Annual Report on Form 10-K/A of Greatbatch Inc., for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Buffalo, NY
December 16, 2005


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